Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Registration Statement on Form 8-K/A of Surgalign Holdings, Inc. of our report dated March 15, 2022, relating to the consolidated financial statements of Inteneural Networks Inc and to the reference to our Firm under the caption Experts.

BAKER TILLY US, LLP

/s/ Baker Tilly US, LLP

Chicago, Illinois

March 16, 2022

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.